Exhibit 10.2

PLEDGE AGREEMENT

This Pledge Agreement (this ”Agreement”) is made and entered into as of December 30, 2025, by and between Nukk Picolo Ltd. (C.N. 517090387), an Israeli private company incorporated under the laws of the state of Israel with its registered offices at 33 Yehoshua Ben Noon St., Tel Aviv, Israel (the “Pledgor”), and Arie Shafir (Israeli ID 067242404) with its registered address at 25 Haharuv St., Petah Tikva, Israel (the “Pledgee”).

WHEREAS, the Pledgor is the legal owner of 100 (one hundred) shares, par value NIS 1 (one) per share, of Tiltan Software Engineering Ltd. (C.N. 515196582), an Israeli private company (“Tiltan”) which are all the issued and outstanding common stock of Tiltan;

WHEREAS, the Pledgor is wholly owned by Nukkleus Inc., a Delaware corporation (the “Company”);

WHEREAS, the Company is indebted to the Pledgee in the amount of NIS 29,750,000 (Twenty-Nine Million Seven Hundred Fifty Thousand Israeli Shekels) (the “Secured Debt”), which Secured Debt is represented by the Secured Note dated the date hereof between the Company and the Pledgee.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Pledge. The Pledgor hereby pledges, assigns, and transfers to the Pledgee a first-priority security interest in all of its right, title, and interest in and to all of Tiltan shares holds and owned by it (the “Pledged Assets”).

2.	Purpose of Pledge. To secure the full payment and performance of the Secured Debt in accordance with the terms and provisions of the Secured Note.

3.	Representations and Warranties of Pledgor. The Pledgor represents and warrants to the Pledgee that (i) It has full power and authority to enter into this Agreement and to pledge the Pledged Assets; and (ii) it is the sole legal and beneficial owner of the Pledged Assets, free and clear of all liens, encumbrances, and security interests other than those created by this Agreement and applicable securities laws; and (iii) the execution and delivery of this Agreement will not violate any law, agreement, or instrument to which the Pledgor is a party or by which it is bound; and (iv) this Agreement has been approved by its competent authorities according to its incorporation documents and the signature of Mr. Menny Shalom on this Agreement is binding the Pledgor for all intents and purposes.

4.	Covenants. The Pledgor covenants and agrees that it shall not sell, transfer, assign, or create any further lien or security interest on the Pledged Assets without the prior written consent of the Pledgee.

5.	Registration. The Pledgor and the Pledgee agree to take all necessary actions to register this Agreement with all relevant authorities, including but not limited to, the Registrar of Companies in Israel, in accordance with applicable law.

6.	Release and Cancel of Pledge. Upon full payment of all the amounts due and secured under the Secured Note, the Pledgee shall immediately take all necessary steps to release the Pledgor from its obligations under this Agreement and cancel the registration of pledge with all relevant authorities, including but not limited to, the Registrar of Companies.

7.	Events of Default. If any Event of Default as defined in the Secured Note shall occur, the Pledgee shall have the right to exercise any and all remedies available to it under law or equity, including but not limited to, the right to take possession of and sell the Pledged Assets to satisfy the Secured Debt.

8.	Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, administrators, and transferees.

9.	Amendments and Waivers. This Agreement may be amended or waived only with the written consent of the Company, the Pledgor and the Pledgee.

10.	Notices. All notices required or permitted shall be in writing and deemed effectively given upon personal delivery, deposit with an internationally recognized courier, or confirmation of receipt when sent by registered or certified mail, to the addresses set forth in the Purchase Agreement (or as updated by notice).

11.	Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws. Disputes shall be resolved in accordance with the provisions of the Purchase Agreement dated September 1st, 2025 and the amendment as of December 30, 2025 among the Company, Tiltan, the Pledgor and the Pledgee.

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IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of date first written above.

Nukk Picolo Ltd. [The Pledgor]

By:	Menny Shalom
Title:	CEO
Signature:	/s/ Menachem Shalom

Arie Shafir [The Pledgee]

Signature:	/s/ Arie Shafir

Nukkleus Inc. [The Company]

By:	Menny Shalom
Title:	CEO
Signature:	/s/ Menachem Shalom

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